Filed pursuant to Rule 433

Free Writing Prospectus

July 23, 2024

Registration No. 333-277008

EZET Franklin Ethereum ETF digital ads

EZET Franklin Ethereum ETF digital ads

EZET Franklin Ethereum ETF digital ads

FRANKLIN TEMPLETON

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EZET
Franklin Ethereum ETF
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FRANKLIN TEMPLETON
Important Information Franklin Ethereum ETF (the "Fund") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.franklintempleton.com.
© 2024 Franklin Distributors, LLC, marketing agent.

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EZET
Franklin Ethereum ETF
Explore EZET
FRANKLIN TEMPLETON
© 2024 Franklin Distributors, LLC, marketing agent.

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EZET
Franklin Ethereum ETF
Explore EZET
FRANKLIN TEMPLETON

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EZET
Franklin Ethereum ETF
Explore EZET
FRANKLIN TEMPLETON
Important Information Franklin Ethereum ETF (the "Fund") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.franklintempleton.com.
© 2024 Franklin Distributors, LLC, marketing agent.

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Ethereum exposure without the hassle of buying Ethereum directly. That's EZET.



EZET Franklin Ethereum ETF

Explore EZET

Important Information Franklin Ethereum ETF (the "Fund") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.franklintempleton.com.

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EZET
Franklin Ethereum ETF

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© 2024 Franklin Distributors, LLC, marketing agent.

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Ethereum exposure without the hassle of investing in Ethereum directly.

Franklin Templeton

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EZET: Ethereum exposure without the hassle of buying ETH directly.

Ethereum exposure without the hassle of investing in ETH directly.

Ethereum exposure without the hassle of buying ETH directly. That's EZET.

Alt copy:

Ethereum exposure without the hassle of investing in Ethereum directly. That's EZET - Franklin Ethereum ETF.

Landing page (for reference only, separately reviewed):
https://www.franklintempleton.com/strategies/franklin-ethereum-etf-ezet?role=fp